Exhibit 24

POWER OF ATTORNEY

The undersigned, in his or her capacity as a director or officer of First Community Corporation, appoints Michael C. Crapps and Joseph G. Sawyer, or either of them, his or her attorney-in-fact and agent, with full power of substitution, to execute in his or her name, in his or her capacity as a director or officer, as the case may be, of First Community Corporation, a Form S-1 Registration Statement of First Community Corporation relating to the resale of its Fixed Rate Cumulative Perpetual Preferred Stock, Series T, and any and all pre-effective or post-effective amendments and supplements to such Registration Statement, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting unto attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Power of Attorney on the 10th day of July, 2012.

Signature	Title

/s/ Richard K. Bogan
Richard K. Bogan	Director

Thomas C. Brown	Director

/s/ Chimin J. Chao
Chimin J. Chao	Director

/s/ Michael C. Crapps
Michael C. Crapps	Director, President and Chief Executive Officer

/s/ Anita B. Easter
Anita B. Easter	Director

/s/ O.A. Ethridge
O. A. Ethridge	Director

/s/ George H. Fann, Jr.
George H. Fann, Jr.	Director

/s/ J. Thomas Johnson
J. Thomas Johnson	Director and Vice Chairman of the Board

W. James Kitchens, Jr.	Director

/s/ Alexander Snipe, Jr.
Alexander Snipe, Jr.	Director

/s/ Roderick M. Todd, Jr.
Roderick M. Todd, Jr.	Director

/s/ Loretta R. Whitehead
Loretta R. Whitehead	Director

/s/ Mitchell M. Willoughby
Mitchell M. Willoughby	Director and Chairman of the Board

/s/ Joseph G. Sawyer
Joseph G. Sawyer	Chief Financial Officer and Principal Accounting Officer